2024 Investor Day

Important Notices This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “illustrative” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "Investors" section of our website, then clicking on "Investor Resources" and selecting "Email Alerts" to complete the email notification form. Our website, any alerts and social media channels are not incorporated into this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. There is no guarantee that illustrative returns will occur. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. 2

Q&A Political Landscape | Implications for Markets & Economic Policy Risk & Liquidity Management Onslow Bay Correspondent Channel & Securitization Platform Agency MBS & Mortgage Servicing Rights Annaly Advantages 3 Agenda page 4 page 18 page 32 page 49 page 58 page 59 1 2 3 4 5 6

Annaly Advantages David Finkelstein Chief Executive Officer & Chief Investment Officer 4

Who We Are

The Proven Industry Leader Across Residential Mortgage Finance 6 Established 25+ Years as a Publicly Traded Company Annaly is a leader across the residential mortgage finance market, proven over 27 years across a variety of economic cycles and environments Dividends >$26bn Common and Preferred Dividends Paid Since IPO(2) Annaly has paid a common stock dividend for over 100 consecutive quarters, every quarter since its IPO in 1997 Human Capital ~200 Talented Professionals Annaly has a talented pool of professionals with significant industry experience across the mortgage and finance industries Source: Company filings. Financial data and market data as of September 30, 2024. Detailed endnotes are included at the end of this presentation. Total Return 869% Total Return Since IPO(1) Annaly has generated an 869% total shareholder return since its IPO, which equates to a 9% annualized return Capital >$12bn Permanent Capital(3) Annaly has the largest capital base amongst its mortgage REIT peers, with 88% of its capital in common equity

Company Evolution Since its founding in 1996, Annaly has evolved from a pure play Agency mortgage REIT into the large-cap diversified capital manager we are today 7 19 96 Founding Annaly was founded by a handful of forward-thinking entrepreneurs, including Michael A. J. Farrell and Wellington J. Denahan 19 97 20 08 20 13 20 16 20 22 Initial Public Offering Annaly completes its $102mm initial public offering Arcola Securities Established Annaly establishes in-house FINRA broker dealer, providing direct access to third party funding 20 10 Middle Market Lending (“MML”) Annaly establishes middle market lending group, which later becomes Annaly Middle Market Lending LLC 20 15 Residential Credit on Balance Sheet Following separation from Chimera Investment Corp., a public company managed by Annaly, Annaly brings non-Agency RMBS directly on balance sheet Acquisition of CreXus Annaly closes acquisition of CreXus Investment Corp., diversifying its balance sheet into commercial assets and forming the Commercial Real Estate (“CRE”) business 20 18 Acquisition of MTGE Investment Corp. Annaly closes $906mm acquisition of MTGE Investment Corp. Acquisition of Hatteras Financial Annaly closes $1.5bn acquisition of Hatteras Financial Corp., the largest ever mortgage REIT acquisition 20 21 S&P 400 Index Inclusion Annaly joins the S&P MidCap 400 Index, becoming the first mortgage REIT in the index Freddie Mac 2022 SHARP Award Annaly’s wholly-owned subsidiary Onslow Bay receives a 2022 Bronze SHARP award from Freddie Mac, recognizing the superior performance of our servicing portfolio Middle Market Lending Portfolio Sale Annaly closes the $2.4bn sale of its MML portfolio to Ares Management Corporation, inclusive of on- balance sheet assets as well as assets managed for third parties Inaugural Securitization Annaly prices inaugural residential whole loan securitization backed by seasoned performing loans MSR on Balance Sheet MSR brought on balance sheet through buildout of servicing operations Launched Correspondent Channel Annaly expands residential whole loan acquisition capabilities by initiating in-house aggregation through its Onslow Bay Financial LLC (“Onslow Bay”) correspondent channel CRE Business Divestiture Annaly closes the $2.3bn sale of its CRE business to Slate Asset Management Onslow Bay Milestone Loan fundings surpassed $15bn since inception of the correspondent channel Rocket Partnership Announced partnership with Rocket Mortgage to service and handle recapture activities for a portion of Annaly’s MSR portfolio Top 10 Nonbank Servicer Became a top 10 nonbank servicer of the Agency MSR market, surpassing $150bn in UPB 50th Securitization Onslow Bay issued its 50th residential whole loan securitization, representing aggregate issuance of nearly $20bn Internalized Management Annaly internalized its management structure Inaugural Corporate Responsibility Report Annaly publishes its inaugural Corporate Responsibility report, reflecting Annaly’s leadership across ESG practices 20 23 20 24 20 20

Annaly Today

3

Established, Fully Scaled Investment Strategies Across Residential Mortgage Finance

$82bn

Total Assets Across Our Investment Strategies[1]

$7.4bn

Total Assets Available for Financing [2]

~890k

American Homes Financed[3]

10x

The Size of the Median mREIT by Market Cap[4]

13.0%

Dividend Yield[5]

Source: Company filings. Financial data and market data as of September 30, 2024.
Detailed endnotes are included at the end of this presentation.

ANNALY 8

What We Have Built

Synergies Across Annaly’s Housing Finance Portfolios Key Synergies  Less correlated returns between Agency, Residential Credit and MSR business  MSR functions as hedge to Agency portfolio  Enhanced portfolio modeling and analytics  Synergistic relationship with originators benefits Residential Credit and MSR  Operational efficiencies  Shared capital model provides financing advantage Note: Company filings. Financial data as of September 30, 2024. Detailed endnotes are included at the end of this presentation. 10 Agency $72.5bn Assets(1) $7.6bn Capital(2) Residential Credit $6.5bn Assets(1) $2.3bn Capital(2) MSR $2.8bn Assets(1) $2.5bn Capital(2)

Annaly's Capital Allocation Evolution

Annaly's long-term capital allocation strategy centers around a measured increase in allocation to non-Agency mortgage finance alternatives

	2020[2]	2024 / Today[3]	Long-Term Target Range[4]
Capital Allocation[1]	Agency 78%; Credit 22% (Residential Credit 7%, CRE 5%, MML 10%)	Agency ~60%; Credit ~40% (Residential Credit ~20%, MSR ~20%)	Agency 50%–70%; Credit 30%–50% (Residential Credit 20%–30%, MSR 15%–25%)
Economic Leverage*	6.5x – 7.5x	5.5x – 6.5x	5.0x – 6.0x



Agency
78%
Credit
22%
Residential
Credit
7%
CRE
5%
MML
10%
Agency
~60%
Credit
~40%
Residential
Credit
~20%
MSR
~20%
Agency
50%–70%
Credit
30%–50%
Residential
Credit
20%–30%
MSR
15%–25%
Flexibility based on
relative value

Lower leverage, lower volatility and lower sensitivity to interest rates

Agency MBS	7.0x – 8.0x
Residential Credit	1.5x – 2.5x
MSR	0.5x – 1.5x

Source: Company filings. Financial data as of September 30, 2024. * Represents a non-GAAP financial measure; for a reconciliation of non-GAAP financial measures, please see our quarterly Investor Presentations.
Detailed endnotes are included at the end of this presentation.

ANNALY
11

1.42% 3.34% 6.30% 9.46% 91.49% 0% 50% 100% 150% 200% 250% 0% 10% 20% 30% 40% 50% Annaly Agency mREITs Hybrid mREITs MSR mREITs Mortgage Originators Built for Efficiency 12 Source: Company filings as of September 30, 2024, unless otherwise noted. Detailed endnotes are included at the end of this presentation. Annaly runs three separate housing finance portfolios more efficiently than most of its monoline peers …while maintaining one of the most efficient operations amongst our competitors Annaly has methodically built a differentiated platform with broad capabilities across our three businesses… Vertical lines represent the high/low of each sector Avg. Peer Operating Expense (“OpEx”) as % of Equity(4) • $72 billion highly liquid Agency MBS portfolio(1) • Residential Credit securities portfolio consisting of $2.5 billion third-party securities and $2.1 billion OBX retained bonds • Preeminent correspondent aggregator with $1.8 billion residential whole loan portfolio(2) • Scaled, subservicing platform with $2.8 billion in market value(3) and $188 billion in UPB of MSR • Dynamic recapture capabilities and ability to purchase both bulk and flow MSR • In-house servicing operations (i.e., direct-to- consumer call center) • Originator overhead and infrastructure

Established and Fully Scaled Agency, Residential Credit and MSR Platforms

Annaly is a market leader across each of its three investment strategies with significant barriers-to-entry and substantial growth opportunities

ANNALY®

Agency

- $72bn portfolio constructed largely of high-quality specified pools(1)
- Over 25-year history of managing through various economic cycles and crises
- Comprehensive hedging capabilities enhance portfolio performance
- Best-in-class portfolio analytics and modeling

Residential Credit

- Largest non-bank issuer and the second largest issuer overall of Prime Jumbo & Expanded Credit MBS(2)
  - ~$30bn securitized since 2018(3)
- Lowest delinquencies (D60+) among the top 10 Non-QM issuers(4)
- Long-standing partnership with major SWF

MSR

- Top 10 Servicer of Agency MBS(5)
- Lowest WAC MSR portfolio among the top 20 Agency MBS servicers(5)
- Exceptional credit profile with 757 WA FICO and 70% LTV at origination
- Recapture and subservicing relationships with industry leading originators

Financing

- Extensive risk management and liquidity operations
- Diversified financing sources including bilateral repo, warehouse lines and financing through our own broker dealer
- Repo relationships with 50+ institutional counterparties
- Total warehouse capacity across Residential Credit and MSR of $5.0bn(6)

Source: Company filings. Financial data as of September 30, 2024, unless otherwise noted.
Detailed endnotes are included at the end of this presentation.

ANNALY® 13

10.5% 6.4% 5.7% 7.5% Agency mREITs Hybrid mREITs MSR mREITs 14 Superior Economic Return Over the Last Two Years Annaly’s economic return has outperformed its mREIT peers on average by over 15 percentage points over the last two years since refocusing on housing finance exclusively mREIT Average: 6.4% Year-to-Date Economic Return(1) Trailing Twenty-Four Month Economic Return(1) Source: Company filings. Financial data as of September 30, 2024. Detailed endnotes are included at the end of this presentation. 25.2% 9.2% 4.3% 16.9% Agency mREITs Hybrid mREITs MSR mREITs mREIT Average: 9.1%

Where We Are Going

Annaly is Well-Positioned to Take Advantage of Industry Tailwinds

	Agency	Residential Credit	MSR
Secular Themes Across our Investment Strategies	▪ Federal Reserve to play smaller role in Agency market ▪ Increased need for private capital, including REITs ▪ Technology and modeling precision	▪ Structural tailwinds for non-Agency origination ▪ Share of Non-QM origination to continue to increase ▪ Other products like HELOC/2nd Lien and RTL expected to grow	▪ Increased trading volume within asset class relative to historical periods ▪ Originator profitability constraints ▪ Increased investment in recapture capabilities
Annaly Strategic Positioning	▪ Largest mREIT with clear capital raising capability ▪ Relative value mandate – investing in most accretive subsectors within Agency ▪ Investments in modeling and technology capabilities	▪ OBX correspondent channel market leader in purchases and securitization activity – Nearly 30% of Non-QM securitization issuance YTD[(1)] ▪ Control over underwriting and pricing ▪ Not encumbered by an originator	▪ Established as preferential buyer to MSR partners ▪ Differentiated, low coupon portfolio ▪ Strong portfolio of recapture relationships ▪ Subservicing model efficiencies

Source: Company filings. Financial data and market data as of September 30, 2024.
Detailed endnotes are included at the end of this presentation.

ANNALY 16

Key Takeaways 17 Only mortgage REIT where you can invest in all aspects of the residential mortgage loan 1 Proven history of management over 25+ years through a variety of economic cycles and market environments 2 Afforded opportunities by size, scale and efficiency 3 Sustainable and attractive dividend yield4 Favorable industry tailwinds in coming years expected to benefit Agency, Residential Credit and MSR sectors 5 Synergies between three housing finance businesses have enhanced risk-adjusted returns 6 Partnerships with industry leaders and ability to consolidate fragmented industry 7 Strong emphasis on corporate governance and responsibility 8

Ken Adler Head of Mortgage Servicing Rights Head of Portfolio Analytics 18 Agency MBS & Mortgage Servicing Rights V.S. Srinivasan Head of Agency Moderator: Speakers: Andreas Strzodka Head of Macro Strategy

Macro Outlook

20 The U.S. Economy Source: Bureau of Labor Statistics, Bureau of Economic Analysis, Bloomberg, Macrobond. Data through November 15, 2024. Detailed endnotes are included at the end of this presentation. 3.9% 2.1% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 2015 2018 2021 2024 Employment Cost Index Personal Consumption (PCE) Change, yoy % 130 135 140 145 150 155 160 165 170 2002 2005 2008 2011 2014 2017 2020 2023 Labor Supply Labor Demand Labor Demand/Supply(1), million workers or positions labor demand and supply roughly in balance following historical shortage The labor market has returned to a balanced supply / demand dynamic for the first time post-COVID… …while prices and wages are moderating

0.6 0.8 1.0 1.2 1.4 1.6 1.8 2018 2019 2020 2021 2022 2023 2024 U.S. Housing Inventory, units million(1) 21 Housing & Markets Source: Bloomberg, Zillow. Data through November 15, 2024. Detailed endnotes are included at the end of this presentation. Inventory Levels by Region Northeast Midwest South West Range of Inventory Levels since 2021 Oct. 2024 Housing inventories have risen from low levels, particularly in the South Markets are pricing a robust economy, higher real rates 2.10% -2.0% -1.0% 0.0% 1.0% 2.0% 3.0% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 10-year Treasury Real Rate, % 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 2015 2017 2019 2021 2023 2025 Fed Funds and OIS Forwards, % Current Market Implied Path FOMC Forecasts

Agency

23 Agency MBS Spreads Source: Bloomberg, Morgan Stanley. Data through November 15, 2024. Mortgage spreads remain attractive on an absolute and relative basis Spreads reach wides after Fed reduces MBS portfolio while buying Treasuries Spreads widen on COVID illiquidity 0 20 40 60 80 100 120 140 160 180 200 2010 2012 2014 2016 2018 2020 2022 2024 Current Coupon Mortgage Spread to Treasury Curve, bps Grey shading represents times of Fed MBS portfolio runoff 2015 - 19 Average Spread

24 Agency MBS Supply & Demand Note: 2024 forecasts represent Annaly’s estimates based on market research as of November 15, 2024. Issuance $539 $238 $200 Money Managers $437 $412 $225 Fed $210 $200 $167 Overseas $180 $75 $57 Banks $165 $20 $75 $10 $25 $0 $100 $200 $300 $400 $500 $600 2022 2023 2024F 2022 2023 2024F Supply Demand Agency MBS Supply/Demand, $bn Other incl. mREITs Supply has slowed in 2024 and demand has broadened to include more investors

4.7% 5.0% 13.4% 15.6% 13.6% 18.4% 12.9% 11.1% 5.4% 2.4% 4.0% 8.5% 9.6% 11.0% 18.0% 21.1% 16.4% 9.1% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 <=2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 >=6.5 2023 Year-end 2024 Q3 Annaly Agency MBS Portfolio Coupon Distribution, $bn Labels indicate relative share 25 Agency MBS Portfolio Source: Company filings. Data as of September 30, 2024. Detailed endnotes are included at the end of this presentation. Annaly has shifted its Agency portfolio into higher coupon specified pools with meaningful prepayment protection 23% 54% 96% 26% 20% 23% 17% 4% 28% 10% 0% 20% 40% 60% 80% 100% 5.5 6.0 >=6.5 High Quality Medium Quality Other Call Protected Generic/Other Holdings by Specified Pool Type, %(1)

MSR

3.12 3.32 3.41 3.43 3.49 3.60 3.61 3.71 3.89 3.96 4.04 4.09 4.11 4.19 4.20 4.21 4.23 4.34 4.36 4.87 OBX PNC Matrix/Two LoanDepot Chase Truist Wells Fargo Fifth Third Citizens Bank US Bank New Rez/Caliber Freedom Rocket Ocwen/PHH PennyMac CrossCountry Flagstar Mr. Cooper UWM Lakeview 27 MSR Market Competitive Position Source: eMBS. Data as of September 30, 2024. (UPB in $bn) Annaly is the 10th largest Agency MBS Servicer and 8th largest non-bank servicer Annaly’s MSR portfolio has the lowest note rate of the Top 20 servicers 65 71 79 81 86 93 151 152 179 181 188 196 258 334 351 360 364 376 499 558 Flagstar CrossCountry LoanDepot Citizens Fifth Third Ocwen/PHH UWM US Bank Truist PNC Matrix/Two Freedom Mortgage PennyMac Lakeview New Rez/Caliber Wells Fargo Rocket Mr. Cooper Chase

28 MSR Market Environment Annaly is a leading buyer of MSR given our strong capital position and synergistic positioning to sellers Top Servicing Transfers 2024 YTD(1) Rank Top Sellers UPB ($bn) Rank Top Buyers UPB ($bn) 1 United Wholesale Mortgage 105.3 1 Mr. Cooper 122.0 2 AmeriHome 33.8 2 Freedom 81.9 3 Movement 29.7 3 49.0 4 CMG Mortgage 17.3 4 Quicken 27.5 5 Wells Fargo 15.9 5 Lakeview 24.9 6 loanDepot 14.2 6 JP Morgan 20.8 7 Lakeview 12.2 7 Nexus Nova 12.0 8 Quicken 11.6 8 Regions 7.7 9 US Bank 11.5 9 Seneca Mortgage Servicing 4.2 10 MSR Asset Vehicle 10.4 10 Provident 4.0 Bulk Servicing Transfers(2) vs. the Primary-Secondary Mortgage Spread $126 $215 $213 $175 $82 $151 $133 110 115 120 125 130 135 140 145 150 155 160 $0 $50 $100 $150 $200 $250 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 UPB $bn (lhs) PSS bps (rhs) Source: eMBS. Data as of September 30, 2024. Detailed endnotes are included at the end of this presentation.

29 Annaly’s MSR Portfolio is Well- Insulated from Rate Rally Source: eMBS, Company filings. Data as of September 30, 2024. Annaly’s portfolio is significantly out-of-the-money, supporting our stable cash flow profile 0.00% 20.00% 40.00% 60.00% 80.00% 100.00% 0% 10% 20% 30% 40% 50% <2.0% 2.0% to 2.5% 2.5% to 3.0% 3.0% to 3.5% 3.5% to 4.0% 4.0% to 4.5% 4.5% to 5.0% 5.0% to 5.5% 5.5% to 6.0% 6.0% to 6.5% 6.5% to 7.0% 7.0% to 7.5% 7.5% to 8.0% >= 8.0% Universe Share (lhs) Annaly Share (lhs) Universe Cumulative (rhs) Annaly Cumulative (rhs) Conventional Unpaid Principal Balance by Underlying Mortgage Rate, Percent At 5.0% mortgage rates, only 1.5% of Annaly's mortgage loans could rate refinance, noticeably lower than 20% for the broader universe of Fannie Mae and Freddie Mac loans Only 0.8% of Annaly's outstanding mortgage loans are currently in the money to refinance

Key Takeaways

31 Key Takeaways Competitive Advantage: Flexibility 1  Flexible capital allocation between investment strategies  Diverse sources of funding provide improved economics  Better positioned to handle spread and rate volatility Competitive Advantage: Scale 2  Connectivity with market participants as desired partner to the mortgage industry  Lower, variable rate driven cost structure  Pricing power within MSR industry Synergies between Agency & MSR3  One team for modeling, hedging and pricing prepayment risk  Key core competencies for both Agency and MSR: understanding and modeling prepayment trends; managing duration and convexity  Ability to lever insights from different markets into decision making Strategic Focus4  Higher coupon Agency MBS (e.g., 5.5% and 6.0% coupons)  Lower payup collateral vs. high quality pools as investors are being compensated to take prepayment risk  Remain a reliable MSR liquidity provider to strategic partners; utilize scale to ensure recapture and subservicing is best-in-class and cost efficient

Onslow Bay Correspondent Channel & Securitization Platform Mike Fania Deputy Chief Investment Officer Head of Residential Credit 32

Portfolio & Future Growth

 Annaly Residential Credit portfolio: $6.5 billion in assets(1) at the end of Q3 2024, an increase of 9% compared to Q2 2024, and constitutes $2.3 billion of dedicated capital (~18% of the firm’s equity) − Portfolio(2) consists of: • $2.1 billion OBX retained bonds • $1.8 billion of residential whole loans • $2.5 billion third party securities 34 Residential Credit Portfolio Note: Residential Credit Portfolio composition pie chart as of September 30, 2024. Detailed endnotes are included at the end of this presentation. $6.5bn of economic assets(1) $2.3bn of dedicated capital CRT 13% Prime 1% Alt A 3% Subprime 4% NPL 6% RPL 9% Prime Jumbo 2% CRE CLO 2% WL 28% OBX Retained 32% Onslow Bay Sourced Assets 61% Third Party Assets 39%

 Annaly’s mortgage-related activities occur inside Onslow Bay Financial LLC (“Onslow Bay”), Annaly’s wholly owned taxable REIT subsidiary  Onslow Bay’s primary mechanism to source residential whole loans is via our correspondent channel(1) − 240+ approved originators − >$26.5 billion of lock volume − >$15.7 billion in fundings  Onslow Bay serves as the sponsor of Annaly’s securitization platform − There have been 70 securitizations totaling ~$30 billion under the OBX shelf, generating over $3.8 billion (market value) in retained assets for Annaly and Annaly managed funds(2)  Onslow Bay oversees the manufacturing and distribution of these assets: − Originator partners, underwriting guidelines and credit box, exceptions, pricing, gain on sale margins, hedging, diligence vendors and servicers − Ability to lever whole loans via warehouse lines or securitizations; significant excess financing capacity − Control over loss mitigation and servicer outcomes − Access to repo financing for retained OBX assets 35 Onslow Bay Financial Overview Detailed endnotes are included at the end of this presentation.

 Residential Credit portfolio market value has more than doubled since the launch of the correspondent channel in 2021  OBX retained securities and whole loans currently comprise over 60% of the economic market value of the Residential Credit portfolio and approximately ~58% of the Residential Credit dedicated capital  Creation of proprietary assets reduces reliance on broadly syndicated markets and third party securitizations to source assets 36 Portfolio Evolution Consistent capital deployment across spread environments through manufacturing of assets OBX Securities and Whole Loans as % of Economic Market Value OBX Securities and Whole Loans as % of Resi Dedicated Capital(1) 3.21 bn 6.5bn 61% 0% 10% 20% 30% 40% 50% 60% 70% 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Resi Asset Market Value (lhs) OBX/WL as % of Resi Assets (rhs) Resi Dedicated Capital (lhs) 2021 2022 2023 2024 2.3 58% 0% 10% 20% 30% 40% 50% 60% 70% 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Resi Dedicated Capital (lhs) Net OBX Assets as a % of Dedicated Capital (rhs) 2021 2022 2023 2024

37 Primed For Incremental Growth Diversified Financing Facilities, Low Utilization $1,801 $2,250 $2,350 $2,900 $3,460 $719 $513 $852 $1,033 $1,267 $150 $750 $750 $273 $618 $713 Q4 2022 Q2 2023 Q4 2023 Q2 2024 Q3 2024 Total Capacity Total Advances Non-MTM Capacity CES/HELOC Capacity Business initiatives and balance sheet availability provide capacity for additional growth Key Business Initiatives Implement a Non-Delegated Correspondent platform to broaden originator reach Non-Delegated Underwriting Targeting 300-350+ correspondent partners via continued Business Development outreach Expansion of Correspondent Network Provide additional resources to origination partners (e.g., bank statement income analysis) Incremental Originator Tools Streamline time to settlement for origination partners through additional technology Enhancement of Originator Experience Limited MTM / Non-MTM Capacity

Fully Scaled & Diversified Correspondent Channel

39 Onslow Bay Financial Correspondent Lock Volume From Inception ($bn) 0.3bn 0.7bn 0.2bn 0.5bn 1.2bn 1.2bn 0.9bn 1.0bn 1.5bn 2.4bn 2.7bn 3.7bn 4.1bn 4.4bn Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Correspondent Fundings From Inception ($bn) 0.0bn 0.3bn 0.4bn 0.3bn 0.4bn 0.6bn 0.5bn 0.5bn 0.6bn 1.2bn 1.6bn 2.3bn 2.8bn 2.9bn Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Onboarding an Average of 15 Correspondents Per Quarter 7 58 103 170 240 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Oct. Last 12 Months Lock and Funded Volumes ($bn) Onslow Bay’s correspondent channel has a significant and growing presence in the expanded credit whole loan market 2021 2022 2023 2024 2021 2022 2023 2024 2021 2022 2023 2024 869 1,787 618 1,369 0 200 400 600 800 1,000 1,200 1,400 1,600 0 500 1,000 1,500 2,000 Nov. Dec. Jan. Feb. Mar. Apr. May Jun. Jul. Aug. Sep. Oct. Locks (lhs) Fundings (rhs) 2023 2024 Detailed endnotes are included at the end of this presentation.

40 Onslow Bay Securitizations Worldwide Asset- and Mortgage-Backed Securities Rankings 2024 YTD(1) Onslow Bay is one of the largest issuers across structured finance and is the largest issuer of expanded credit RMBS OBX issuance volumes reflect growth in correspondent channel Onslow Bay volumes among those of top 10 largest lenders(2) Rank Issuers Total Mkt Share 1 JP Morgan Chase $21,456 3.20% 2 Santander $20,966 3.10% 3 General Motors $13,432 2.00% 4 Ford $12,050 1.80% 5 Blackstone $9,501 1.40% 6 Toyota $9,077 1.40% 7 Annaly (Onslow Bay Financial LLC) $8,355 1.20% 8 Volkswagen $8,119 1.20% 9 Hyundai $7,371 1.10% 10 Ares $6,333 0.90% Total Market $669,238 100% 1 3 5 4 10 16 13 18 0 5 10 15 20 0.0bn 2.0bn 4.0bn 6.0bn 8.0bn 10.0bn 2015 2018 2019 2020 2021 2022 2023 2024 YTDUPB Deal Count Launch of Onslow Bay Correspondent Channel Rank Lender 6M2024 1 PennyMac Financial, CA $40.56 2 Freedom Mortgage Corp., NJ $22.88 3 AmeriHome Mortgage, CA $20.28 4 Newrez, PA $18.84 5 Planet Home Lending, CT $7.51 6 Onity Group/PHH Mortgage, FL $6.82 7 Chase, NJ $6.00 8 U.S. Bank Home Mortgage, MN $5.44 9 Flagstar Bank, NY $5.31 10 Citi, MO $4.98 Onslow Bay volumes of $5.03bn during same period Expanded Credit RMBS Issuers Q1’23–Q3’24(3) Rank Issuers Total Mkt Share 1 Onslow Bay Financial $11,588 19.4% 2 Invictus Capital Partners $10,158 17.0% 3 Angel Oak $4,414 7.4% 4 PIMCO $4,208 7.0% 5 Lone Star Funds $3,665 6.1% 6 A&D Mortgage $3,483 5.8% 7 Hildene-Cross Country Mortgage $2,676 4.5% 8 MFA Financial $2,491 4.2% 9 Park Capital Management $2,123 3.6% 10 Blue River Mortgage/Angelo Gordon $1,702 2.9% Total Market $59,693 100.0% Detailed endnotes are included at the end of this presentation.

$1.2 $4.5 $1.1 $0.4$0.2 $0.3 $0.3 $0.4 $8.2 $3.4 $1.0 $0.7 $0.6 $0.3 $0.9 $0.6 $0.7 Jumbo NPL RPL Non-QM RTL $4.5 $9.4 $3.4 $2.1 $2.0 $1.7 $1.4 41 Strong Production / Securitization Leader LTM Whole Loan Purchases ($bn UPB) Annaly is the largest whole loan purchaser among its mREIT peers Source: Based on each company’s public reporting and filings as of September 30, 2024. Detailed endnotes are included at the end of this presentation. YTD Securitization Volume ($bn UPB) Annaly is the leading issuer of securitizations across mREITs Source: Based on data from the BofA Securities Non-QM Shelf and Deal Report as of October 30, 2024. Detailed endnotes are included at the end of this presentation. RWT MFA MITT NYMT RITM CIM AOMR RWT AOMR(2) RITM MFA MITT(2) NYMT CIM $11.2 $7.9 $2.8 $2.2 $1.6 $1.1 $0.6 $0.2 (1)

Onslow Bay’s Differentiated Advantages

Illustrative OBX Returns for Annaly

Annaly benefits from Onslow Bay's established brand in the Non-QM and securitization markets, which is difficult for new entrants to replicate

OBX securitizations offer attractive risk/reward for Annaly

Illustrative OBX Securitization Assumptions and Economics[1]

UPB	$100.00
Acquisition Cost[2]	$102.375
GWAC[2]	7.875%
Bonds Sold to Third Parties	$89.7
Securitization Advance Rate to Cost[3]	87.6%
Securitization Cost of Funds (SOFR +)[3]	~156bps
Capital Deployment (% of Acquisition Cost)	8.0%
Recourse Leverage	0.7x
Projected ROE	15.0%+

Projected lifetime ROEs of 15%+ for Annaly on our retained OBX assets assuming modest recourse leverage

Securitization strategy provides non-mark to market, non-recourse financing

Class	Rating (S&P / Kroll)	Advance to UPB[3]	Market Price	NLY Retention	NLY Mkt Value Retained	Unlevered Spread[4]	Repo HC[3]	Repo Spread[3]	Repo Debt Incurred	Capital Deployed
A1	AAA/AAA	$73.50	$100.00	5.0%	$3.68	146	10.0%	65	$3.31	$0.37
A2	AA/AA+	$6.60	$100.00	5.0%	$0.33	170	12.5%	75	$0.29	$0.04
A3	A/A+	$9.30	$100.00	5.0%	$0.47	185	15.0%	80	$0.40	$0.07
M1	BBB-/BBB+	$5.00	$100.00	5.0%	$0.25	227	20.0%	90	$0.20	$0.05
B1A	NR/BBB-	$1.85	$100.00	100.0%	$1.85	319	25.0%	110	$1.39	$0.46
B1B	NR/BB-	$3.40	$98.21	100.0%	$3.34	394	25.0%	110	$-	$3.34
B2	NR/B-	$0.20	$95.31	100.0%	$0.19	481	30.0%	130	$-	$0.19
B3	NR	$0.10	$89.97	100.0%	$0.09	648	50.0%	200	$-	$0.09
AIOS	NR	$100.00	$0.41	100.0%	$0.41	2153	50.0%	200	$-	$0.41
XS	NR	$100.00	$3.18	100.0%	$3.18	2762	50.0%	200	$-	$3.18
Total			$103.50		$13.77	~900			$5.58	$8.19

- Annaly has structured our Non-QM transactions to take vertical risk retention since September 2023
- In addition to retaining a 5% vertical slice, Annaly and our managed funds have retained 100% of below-investment grade assets (B1A and below)

Source: Annaly calculations. Illustrations are as of 10/18 curve date. All spreads are shown to the SOFR curve, dollar amounts in millions.
Detailed endnotes are included at the end of this presentation.

ANNALY 43

Residential Credit Investment(1) Sector 2024 Sector Issuance To Date ($bn)(2) Unlevered Spread Spread Duration Repo Terms (HC / Spread) Projected Recourse Leverage Illustrative ROE OBX Retained Non-QM Securities Non-QM $34 900 2.5 25-30% / +110 0.7x 15.0%+ IG CRT M2 CRT $8 165 4.5 ~20% / +125 1.5x 6.0% CRT B1 230 4.5 ~30% / +140 1.1x 7.0% Unrated NPL/RPL A1 NPL/RPL $11 210 1.9 ~15% / +105 1.8x 7.7% Unrated NPL/RPL A2 530 2.5 ~25% / +145 1.3x 14.0% Prime Jumbo/Agy. Inv. IG Subs Prime Jumbo $25 285 6.8 ~15% / +85 1.8x 10.2% Prime Jumbo/Agy. Inv. Below-IG Subs 460 10.5 ~40% / +155 0.8x 10.9% 44 Residential Credit Illustrative Returns Source: All spreads are to SOFR curve. Detailed endnotes are included at the end of this presentation. For Annaly, proprietary creation of credit assets compares favorably to investing in third party sponsored securitizations  Onslow Bay has control over the entire process of manufacturing high quality credit assets on our balance sheet including timing  OBX Retained Non-QM securitizations offer mid-teens returns to Annaly with less than 1.0x of repo leverage  Investing in third party sponsored securitizations as a levered credit investor is challenging in the current market

Performance

Industry leading performance driven by a focus on high quality borrowers and active management

- Serious delinquencies among OBX Non-QM securitizations continue to perform favorably to peers (lowest delinquencies across the top 10 largest Non-QM issuers)
  - The OBX Non-QM shelf has the third lowest serious delinquencies (#3 out of 22) when including all issuers with >$1bn outstanding
- Across all OBX shelves outstanding (~$30bn in issuance), realized losses (including deferrals) are approximately $1mm (less than 1bps of cumulative loss)

Delinquencies Across the Top 10 Largest Non-QM Issuers



2.13%
2.83%
3.13%
3.57%
3.71%
3.72%
3.92%
4.04%
4.67%
4.98%
OBX
GCAT
AOMT
MFRA
CSMC
COLT
BRAVO
VERUS
STAR
IMPRL

#3 Lowest D60+ Across All Issuers >$1bn Outstanding

Shelf	UPB	D60+
JPMMT	$1,415	1.46%
CROSS	$2,068	1.77%
OBX	$13,271	2.13%
ARRW	$1,377	2.26%
NRZT	$2,641	2.39%
PRPM	$2,593	2.53%
ADMT	$2,763	2.82%
PRKCM	$2,490	2.82%
GCAT	$5,126	2.83%
AOMT	$9,878	3.13%
EFMT	$2,213	3.49%
MFRA	$4,592	3.57%
BARC	$1,524	3.61%
CSMC	$4,972	3.71%
COLT	$7,931	3.72%
BRAVO	$5,413	3.92%
VERUS	$16,737	4.04%
GSMBS	$1,245	4.60%
STAR	$3,374	4.67%
IMPRL	$23,293	4.98%
CHNGE	$1,957	6.31%
DRMT	$1,457	6.56%

Source: Based on data from the BofA Securities Non-QM Shelf and Deal Report, reflecting data through 10/25/2024 Remittance Report.

ANNALY 45

Capital Markets Execution

Annaly benefits from superior securitization execution

- Annaly's OBX shelf has a deep investor base with over ~175 disparate institutional accounts participating in our securitizations since 2018
- The investment grade ("IG") securities sold by Onslow Bay through OBX 2024-NQM15 priced at a weighted average spread between 6bps and 26bps tighter than the three other Non-QM deals in the market in the third week of October 2024(1)
- If Annaly issues IG securities approximately ~15bps tighter than the average competing deal, we estimate that our securitization execution would be approximately 30bps higher in price terms than our competitors for comparable risk(2)
  - $8.2bn of Non-QM loans securitized in 2024 year-to-date led to approximately ~$25mm in value creation
- We believe we could alternatively pass this pricing advantage through to our correspondent partners and drive incremental volume by offering a lower rate than our competitors while achieving similar execution

OBX Securitizations Provide Us With Pricing Advantages(1)

			ANNALY OBX 2024-NQM15	COMPETITOR A	COMPETITOR B	COMPETITOR C
Class	Rating	Thickness(3)	Spread	Spread	Spread	Spread
A1	AAA	73.0%	125	150	135	130
A2	AA	6.9%	150	180	160	160
A3	A	9.2%	165	195	190	175
M1	BBB	5.2%	205	225	210	210
Investment Grade Total		94.2%	135	161	145	141

Source: Bloomberg.
Detailed endnotes are included at the end of this presentation.

ANNALY 46

Key Takeaways

Key Takeaways

1	Residential Portfolio is Well-Positioned	▪ $6.5 billion portfolio(1) of whole loans and securities, $2.3 billion of dedicated capital (~18% of firm's capital) ▪ Proven track record of scaling portfolio and differentiated performance; difficult to replicate
2	Correspondent Channel Provides Unique Advantages	▪ Creation of proprietary assets reduces reliance on broadly syndicated markets and third-party securitizations; offers superior returns with minimal recourse leverage ▪ Largest purchaser of whole loans among mREIT peers ▪ Full control over all aspects of loan acquisition
3	Strong Capital Markets Presence	▪ Largest non-bank issuer of Prime Jumbo & Expanded Credit RMBS securitizations(2) ▪ Advantageous pricing execution ▪ Industry leading performance driven by robust asset management team
4	Further Ability to Scale Platform	▪ New business initiatives including non-delegated underwriting and expansion of correspondent network to drive further growth ▪ Significant excess financing capacity, including non-MTM and Limited MTM financing

ANNALY 48

49 Risk & Liquidity Management Moderator: Speakers: Pete Koukouras Treasurer Johanna Griffin Chief Risk Officer Serena Wolfe Chief Financial Officer Steven Campbell President and Chief Operating Officer

Annaly’s Capitalization With the largest capital base in the sector, Annaly’s deep and diverse financing sources provide unique competitive advantages 50 Secured Financing $21.0 billion Preferred Equity $1.5 billion Common Equity $10.9 billion Agency & Non-Agency Repo(1) $65.1 billion In-House Broker Dealer Direct Repo Street Repo Credit Facilities / Warehouse Financing Non-Recourse Term Financing(2) Preferred Equity Common Equity Total Shareholders’ Equity: Total Portfolio(1): Total Capitalization (As of September 30, 2024) Source: Company filings. Financial data as of September 30, 2024. Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

Arcola Advantages  Efficient participation in centrally-cleared repurchase markets  Direct, responsive interface with clearing corporations  In-house settlement and clearing accountability  Offers additional liability management flexibility as well as a more comprehensive insight into the financing markets 51 Arcola Securities Overview EST. 2008  In 2008, Annaly established Arcola as a self-clearing, institutional broker dealer  Provides access to the Fixed Income Clearing Corporation (“FICC”), which funds Agency MBS through cleared triparty repo  Approximately $516 million in excess net capital as of September 30, 2024 Annaly’s in-house broker dealer, Arcola Securities, Inc. (“Arcola”), enhances repo funding capabilities

52 Credit Financing Growth Residential Credit Financing Growth and Diversification MSR Financing Growth $4.6bn Assets(2) $6.5bn Assets(2) $0.6bn Assets $2.8bn Assets(3) Note: Company filings. Financial data as of September 30, 2024, unless otherwise noted. Detailed endnotes are included at the end of this presentation. We have continued to grow warehouse line capacity for Residential Credit and MSR in 2024 $1,925 $1,801 $2,350 $3,460 Q4 2021 Q4 2022 Q4 2023 Q3 2024 $500 $1,250 $1,550 Q4 2021 Q4 2022 Q4 2023 Q3 2024 3 Counterparties 5 Counterparties 6 Counterparties 9 Counterparties 3 Counterparties 2 Counterparties 1 Counterparty Period Deal Count UPB Issued FY 2021 10 $3.9bn FY 2022 16 $6.2bn FY 2023 13 $4.9bn YTD 2024(1) 20 $10.5bn OBX Securitization Activity

53 Risks Overseen at Annaly Liquidity and FundingMarket Operational CounterpartyCredit Compliance, Regulatory, and Legal Designed to facilitate a holistic, enterprise- wide view of risk that supports a strong and collaborative risk management culture across the firm When assessing risks, we utilize the following primary risk categories Note: Please see Annaly’s Annual Report on Form10-K filed with the SEC on February 15, 2024 for additional details on our risk categories.

Rigorous Liquidity and Capital Management Practices

Strategy is designed to ensure the availability of sufficient resources to support our business and meet financial obligations under normal and adverse market and business environments

	Liquidity	Capital
Governance	Robust capital and liquidity reporting framework in place to inform management and appropriate Board and management committees	
Daily Monitoring and Risk Analytics	Cash balances, unencumbered assets, repo portfolio, warehouse capacity, counterparty exposure and associated limits	Risk metrics (spread, rate duration, VAR), funding and leverage
Stress Testing	Market stress scenarios are incorporated into daily liquidity projection(s)	Historical and ad-hoc stresses are run across a variety of market scenarios

Reporting and Analytics

50+ *automated risk reports available to management*	**23** *stress scenarios run daily*
100+ *weekly VAR runs (under different parameters and confidence intervals)*	**10k +** *securities and loans, across 30 unique product types, are processed nightly with risk analytics*

Daily liquidity forecast ensures prudent cash management

Controls

60 *key risk indicators across businesses / functions*	**40+** *sector limits ensuring minimal concentration and portfolio diversification*
29 *input and compliance controls to limit any manual trading errors*	**50+** *automated controls around trading / risk systems*

Internal proprietary MBS prepayment model benchmarked against four third-party models to ensure reasonability

ANNALY 54

55 Note: Company filings. Financial data as of September 30, 2024. Detailed endnotes are included at the end of this presentation. Ample Liquidity Position Total Assets Available for Financing(1) ($bn) Total Assets Available for Financing as % of Equity $5.0 $6.2 $6.2 $6.3 $7.4 47.6% 55.1% 54.4% 56.0% 59.5% Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Annaly has continued to bolster its significant liquidity position

13% 14% 19% 22% 12% 14% 37% 32% Agency mREITs MSR mREITs Hybrid mREITs 2019 YE Today 56 mREIT Average(2) (Today): 27% mREIT Average(2) (2019 YE): 18% Note: Company filings. Financial data and market data as of September 30, 2024. Detailed endnotes are included at the end of this presentation. Capital Structure Stability Annaly’s capital structure remains conservatively positioned, while our mREIT peers have seen the percentage of preferred equity and unsecured debt in their capital structure rise considerably over the past 5 years Preferred and Corporate Debt as a % of Long-Term Capital(1)

Key Takeaways 57 Source: Company filings. Financial data as of September 30, 2024. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Largest capital base in the sector with proven ability to efficiently access capital markets1 Annaly’s deep and diverse financing sources provide unique competitive advantages2 Financing strategy has evolved to meet the considerable growth of the credit businesses 3 Shared capital model provides ability to shift liquidity across businesses nimbly4 Active, independent risk management function to identify, measure and monitor enterprise-wide risks5 Conservative approach to liquidity position in anticipation of potential periods of market volatility6 7 Expect to benefit from Federal Reserve cutting cycle8 Maintained conservative capital structure leverage despite market volatility

58 Moderator: Speakers: Political Landscape | Implications for Markets and Economic Policy Tanya Rakpraja Head of Corporate Responsibility and Government Relations Jim Parrott Nonresident Fellow, Urban Institute Co-Owners, Parrott Ryan Advisors Mark Zandi Chief Economist, Moody's Analytics

Ken Adler Head of Mortgage Servicing Rights Head of Portfolio Analytics 59 Q&A V.S. Srinivasan Head of Agency Mike Fania Deputy Chief Investment Officer Head of Residential Credit Serena Wolfe Chief Financial Officer Steven Campbell President and Chief Operating Officer David Finkelstein Chief Executive Officer & Chief Investment Officer

Glossary and Endnotes

Glossary 61 CPR: Refers to Constant Prepayment Rate CRT: Refers to Credit Risk Transfer Securities Economic Return: Refers to the change in book value plus dividends declared divided by the prior period’s book value FOMC: Refers to the Federal Reserve System’s Federal Open Market Committee HELOC: Refers to Home Equity Line of Credit MSR: Refers to Mortgage Servicing Rights MTM: Refers to Mark to Market Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed RTL: Refers to Residential Transitional Loan TBA: Refers to To-Be-Announced Securities UPB: Refers to Unpaid Principal Balance VAR: Refers to Value-at-Risk WAC: Refers to Weighted Average Coupon

Endnotes 62 Annaly Advantages Page 6 1. Total shareholder return for the period beginning October 7, 1997 through September 30, 2024. 2. Data shown since Annaly’s initial public offering in October 1997 through September 30, 2024 and includes common and preferred dividends declared. 3. Permanent capital represents Annaly’s total stockholders’ equity as of September 30, 2024. Page 8 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Agency assets include TBA purchase contracts (market value) of $3.3bn. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $21.0bn, include $2.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.5bn. MSR assets include unsettled MSR commitments of $125mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Comprised of $6.5bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $0.9bn of fair value of collateral pledged for future advances. 3. Represents the estimated number of homes financed by Annaly’s holdings of Agency MBS, residential whole loans and securities, as well as multi-family commercial real estate loans, securities and equity investments. The number includes all homes related to securities and loans wholly-owned by Annaly and a pro-rata share of homes in securities or equity investments that are partially owned by Annaly. 4. Represents the median of our Mortgage REIT peer group including the following Agency and Hybrid mREIT peers: AGNC, AJX, ARR, CHMI, CIM, DX, EFC, IVR, MFA, MITT, NYMT, ORC, PMT, RWT & TWO. Excludes NLY. 5. Dividend yield based on September 30, 2024, closing price and annualized latest declared dividend to shareholders of $0.65 per share. Past performance is not indicative of future results. Page 10 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Agency assets include TBA purchase contracts (market value) of $3.3bn. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $21.0bn, include $2.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.5bn. MSR assets include unsettled MSR commitments of $125mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Page 11 1. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. 2. Represents capital allocation as of December 31, 2020 with approximate economic leverage range throughout the prior two years. 3. Represents capital allocation as of September 30, 2024 with approximate economic leverage range throughout the prior two years. 4. Represents a target long-run capital allocation and economic leverage range. Actual results may vary based on market, financial and other conditions. Page 12 1. Includes TBA purchase contracts (market value) of $3.3bn. 2. Exclude assets transferred or pledged to securitization vehicles of $21.0bn and are shown net of participations issued totaling $0.5bn. 3. Include unsettled MSR commitments of $125mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 4. Represents operating expense as a percentage of average equity as of December 31, 2023 annualized. Operating expense is defined as: (i) for internally-managed peers, the sum of compensation and benefits, G&A and other operating expenses, less any one-time or transaction related expenses and (ii) for externally-managed peers, the sum of net management fees, compensation and benefits (if any), G&A and other operating expenses, less any one-time or transaction related expenses. Agency mREITs include: AGNC, ARR, CHMI, DX, IVR and ORC; Hybrid mREITs include: AJX, AOMR, CIM, EFC, MFA, MITT, NYMT, RWT and SACH; MSR mREITs include: PMT, RITM and TWO; Mortgage Originators include: BETR, COOP, FOA, GHLD, LDI, ONIT, PFSI, RKT, UWMC and VEL. Page 13 1. Includes TBA purchase contracts (market value) of $3.3bn. 2. Issuer ranking data from Inside Nonconforming Markets for 2023 – Q3 2024 (October 11, 2024 issue). 3. Since inception through October 31, 2024. 4. Based on data from the BofA Securities Non-QM Shelf and Deal Report for the period ended September 30, 2024. 5. Based on eMBS servicing transfers data through October 1, 2024. 6. Includes a $300mm credit facility for Annaly’s MSR business that closed subsequent to quarter end. Page 14 1. Represents the economic return (change in book value plus dividends declared over the prior period’s book value) since December 31, 2023 for the year-to-date period and since September 30, 2022 for the trailing twenty-four month period. Agency mREITs include: AGNC, ARR, DX, IVR and ORC; Hybrid mREITs include: CIM, EFC, MFA, NYMT, and RWT; MSR mREITs include: PMT, RITM and TWO. Page 16 1. Based on data compiled from market research as of October 2024. Agency MBS & Mortgage Servicing Rights Page 20: 1. Labor supply represents labor force; labor demand represents employed individuals and open positions. Page 21: 1. Represents smoothed national Zillow for-sale inventory data. Page 25: 1. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $150k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes loan balance pools greater than or equal to $175k up to $300k and high LTV (CQ 105-125% LTV) and 40-year pools. “Other Call Protected” is defined as pools backed by Florida loans, pools with mission density scores greater than or equal to 2, as well as investor, manufactured housing, and second home pools. Small holdings of “40+ WALA” collateral was aggregated into the “Generic/Other” classification. Page 28: 1. eMBS servicing transfers data through October 1, 2024. 2. eMBS servicing transfers data through October 1, 2024. Excludes transfers related to platform sales- e.g. SLS sale to New Residential and RoundPoint sale to Matrix. Onslow Bay Correspondent Channel & Securitization Platform Page 34: 1. Exclude assets transferred or pledged to securitization vehicles of $21.0bn, include $2.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.5bn. 2. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. Prime includes $15.9mm of Prime IO, OBX Retained contains $282.8mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $90.6mm of Prime Jumbo IO. Page 35: 1. Since inception through November 4, 2024. 2. Since inception through October 31, 2024. Below-IG assets retained at Annaly and our associated funds. Page 36: 1. Net OBX assets reflects OBX securitized whole loans – OBX securities sold. Page 40: 1. Source: Asset-Backed Alert. Issuers of Worldwide Asset- and Mortgage-Backed Securities (Includes ABS, MBS, CLOs and CDOs for all affiliates. Reflect Issuance from Q1 2024-Q3 2024. October 11, 2024 issue. Used with permission. 2. Source: Inside Mortgage Finance. Data includes top correspondent platform volumes over the first half of 2024. September 13, 2024 Issue. Used with permission. 3. Source: Inside Nonconforming Markets. Data includes ECM (Expanded Credit Mortgage) transactions with average loan age of 24 months or less. Expanded credit includes nonprime, non-QM and loans with alternative documentation. Reflects issuance from 2023 – Q3 2024. October 25, 2024 issue. Used with permission. Page 41: 1. Includes whole loans sourced from strategic partners and securitized through the OBX shelf. 2. Includes securitizations by funds managed outside of the REIT and excludes co-sponsored securitizations. Page 43: 1. Assumptions are for illustrative purposes only and attempt to represent current market returns and available leverage and financing terms for prospective investments of the same, or of a substantially similar, nature to those held in Annaly’s portfolio. Illustrative returns do not represent returns of Annaly’s actual portfolio. 2. Representative of approximate levels at which Annaly purchased loans from the correspondent channel during the month of October 2024. 3. Illustrative market terms are based on management’s view of representative Non-QM securitizations issued during the month of October 2024. 4. Spread is based on Annaly’s cost of creation as calculated by propriety model which projects approximately 17 CPR and 0.55% lifetime loss on new-production loans. Page 44: 1. Please refer to page 43 for detailed assumptions on illustrative terms shown for OBX Retained Non-QM Securities. For other Residential Credit investments, illustrative terms are based on management’s view of representative market levels seen during the month of October 2024. 2. Data as of September 30, 2024. Page 46: 1. OBX 2024-NQM15 premarketing began on October 11, 2024 and the deal priced on October 18, 2024. Seasoned/re-lever and stand alone DSCR investor deals are not included among competing deals due to collateral differences. 2. We estimate that the market multiple for XS IO class is 2.00x based on Non-QM securitizations that priced during the month of October 2024. 3. Thickness (attachment point – detachment point) shown is for OBX 24-NQM15. Class size and thickness differs by deal. For illustrative purposes, Investment Grade Total spread was weighted by OBX thickness for all deals. Page 48: 1. Exclude assets transferred or pledged to securitization vehicles of $21.0bn, include $2.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.5bn. 2. Source: Inside Nonconforming Markets. Data includes ECM (Expanded Credit Mortgage) transactions with average loan age of 24 months or less. Expanded credit includes nonprime, non-QM and loans with alternative documentation. Reflects issuance from 2023 – Q3 2024. October 25, 2024 issue. Used with permission.

Endnotes (cont’d) 63 Risk & Liquidity Management Page 50: 1. Repo balances exclude Residential Credit facilities and US Treasuries reversed in to support the UST short trade. 2. Includes Residential Credit securitizations. Page 52: 1. Issuance through November 20, 2024. 2. Excludes assets transferred or pledged to securitization vehicles of $5.5bn and $21.0bn for Q4 2021 and Q3 2024, respectively; includes retained securities that are eliminated in consolidation of $0.8bn and $2.1bn for Q4 2021 and Q3 2024, respectively; and are shown net of participations issued of $1.0bn and $0.5bn for Q4 2021 and Q3 2024, respectively. 3. Includes unsettled MSR commitments of $125mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. Page 55: 1. Comprised of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and fair value of collateral pledged for future advances. Page 56: 1. Represents the notional value of preferred equity and unsecured corporate debt as a percent of long-term capital, which we define as tangible common book equity plus the notional value of preferred equity and unsecured corporate debt. 2. Represents the simple average of mREIT peers. Agency mREITs include: AGNC, ARR, DX, IVR and ORC; Hybrid mREITs include: CIM, EFC, MFA, NYMT and RWT; and MSR mREITs include PMT, RITM and TWO.